Exhibit 10(b)

DPL INC.

RESTRICTED STOCK AGREEMENT

(Granted Under the 2006 Equity and Performance Incentive Plan)

WHEREAS,                                (the “Grantee”) is an employee of DPL Inc., an Ohio corporation (the “Company”) or a Subsidiary; and

WHEREAS, the Board of Directors of the Company (the “Board”) has authorized the grant evidenced by this Restricted Stock Agreement; and

NOW, THEREFORE, pursuant to the DPL Inc. 2006 Equity and Performance Incentive Plan (the “Plan”), the Company hereby authorizes the grant of                shares of Restricted Stock (as defined in the Plan) (the “Restricted Shares”), effective as of                                  (“Date of Grant”), subject to the terms and conditions of the Plan and the following additional terms, conditions, limitations and restrictions.

1.             Issuance of Restricted Shares.  The Restricted Shares covered by this Agreement shall be issued to the Grantee effective upon the Date of Grant.  The Common Shares subject to this grant of Restricted Shares shall be registered in the Grantee’s name and shall be fully paid and nonassessable.  Any certificate or other evidence of ownership shall bear an appropriate legend referring to the restrictions hereinafter set forth.

2.             Restrictions on Transfer of Shares.  The Common Shares subject to this grant of Restricted Shares may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Grantee, except to the Company, unless the Restricted Shares are vested and nonforfeitable as provided in Section 3(a) hereof and transferable because the Grantee has continuously held the restricted shares for one (1) year beyond the three (3) year vesting date as provided in Section 3(b) hereof; provided, however, that the Grantee’s rights with respect to such Common Shares may be transferred by will or pursuant to the laws of descent and distribution.  Any purported transfer or encumbrance in violation of the provisions of this Section 2 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Common Shares.

3.             Vesting of Restricted Shares.

(a)           The Restricted Shares covered by this Agreement shall become vested and nonforfeitable on                                 , if the Grantee shall have remained in the continuous employ of the Company or a Subsidiary until such date.

(b)           Vested and nonforfeitable Restricted Shares are nontransferable and subject to a one (1) year holding period that concludes on                             .

(c)           Notwithstanding the provisions of Sections 3(a) and 3(b):

(i)            all of the Restricted Shares covered by this Agreement shall be vested, nonforfeitable and transferable, if the Grantee dies or becomes permanently disabled while in the employ of the Company or a Subsidiary prior to the Restricted Shares becoming vested and nonforfeitable, or transferable; and

(ii)           all of the Restricted Shares covered by this Agreement shall be vested, nonforfeitable and transferable, if a Change of Control occurs prior to the Restricted Shares becoming vested and nonforfeitable, or transferable, while the Grantee is employed by the Company or a Subsidiary.

4.             Forfeiture of Shares.  The Restricted Shares shall be forfeited, except as otherwise provided in Section 3 above, if the Grantee ceases to be employed by the Company or a Subsidiary prior to the Restricted Shares becoming vested and nonforfeitable as provided above.  In the event of forfeiture, the certificate(s), if any, representing the Restricted Shares covered by this Agreement shall be cancelled.

5.             Dividend, Voting and Other Rights.  Except as otherwise provided herein, from and after the Date of Grant, the Grantee shall have all of the rights of a shareholder with respect to the Restricted Shares covered by this Agreement, including the right to vote such Restricted Shares and receive any dividends that may be paid thereon; provided, however, that any additional Common Shares or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, issuance of rights or warrants, stock split, combination of shares, recapitalization, merger, consolidation, separation, or reorganization or any other change in the capital structure of the Company shall be subject to the same restrictions as the Restricted Shares covered by this Agreement.

6.             Retention of Stock Certificate(s) by the Company.  Certificates representing the Common Shares subject to this grant of Restricted Shares, if any, will be held in custody by the Company together with a stock power endorsed in blank by the Grantee with respect thereto, until those shares have become vested, nonforfeitable and transferable in accordance with Section 3.

7.             Compliance with Law.  The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any Common Shares pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

8.             Taxes and Withholding.  To the extent that the Company or any Subsidiary is required to withhold any federal, state, local or foreign tax in connection with any delivery of Common Shares pursuant to this Agreement, and the amounts available to the Company or such Subsidiary are insufficient, it shall be a condition to the receipt of such delivery that the Grantee make arrangements satisfactory to the Company or such Subsidiary for payment of the balance of such taxes required to be withheld.  This tax withholding obligation shall be satisfied by the Company withholding Common Shares otherwise deliverable pursuant to this award in order to satisfy the applicable tax withholding amount.

9.             Continuous Employment.  For purposes of this Agreement, the continuous employment of the Grantee with the Company or a Subsidiary shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company or Subsidiary, by reason of the (i) transfer of his or her employment among the Company and its Subsidiaries or (ii) a leave of absence approved by the Board or the Committee.

10.           No Employment Contract.  This award is a voluntary, discretionary bonus being made on a one-time basis and it does not constitute a commitment to make any future awards.  This award of Restricted Shares and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law.  Nothing in this Agreement will give the Grantee any right to continue employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of the Grantee.

11.           Information.  Information about the Grantee and the Grantee’s participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan.  The Grantee understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within the Grantee’s country or elsewhere, including the United States of America.  The Grantee consents to the processing of information relating to the Grantee and the Grantee’s participation in the Plan in any one or more of the ways referred to above.

12.           Relation to Plan.  This Agreement is subject to the terms and conditions of the Plan.  In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern.  All terms used herein with initial capital letters and not otherwise defined herein that are defined in the Plan shall have the meanings assigned to them in the Plan.  The Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of the Restricted Shares.

13.           Amendments.  Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee under this Agreement without the Grantee’s consent.

14.           Severability.  If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision in any other person or circumstances shall not be affected, and the provisions so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

15.           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Ohio, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.

Executed in the name and on behalf of the Company at Dayton, Ohio, as of the            day of                         , 20    .

DPL Inc.

Name:	Paul M. Barbas
Title:	President & CEO

The undersigned hereby acknowledges receipt of an executed original of this Restricted Shares Agreement, together with a copy of the Plan, and accepts the award of Restricted Shares granted hereunder on the terms and conditions set forth herein and in the Plan.

Dated:
Grantee

DPL INC.

STOCK POWER

SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED,                                   , hereby sells, assigns and transfers unto DPL Inc., an Ohio corporation (the “Company”), all right, title and interest in and to                  shares of Restricted Stock (as defined in the DPL Inc. 2006 Equity and Performance Incentive Plan and as described in the Restricted Stock Agreement dated                                  to become vested and nonforfeitable on                         ) of DPL Inc., standing in (his/her) name on the books of said corporation, represented by Certificate No.       , and does hereby irrevocably constitute and appoint the Corporate Secretary of DPL Inc., (his/her) attorney to transfer the said stock on the books of said corporation with full power of substitution.

Dated:

By:
Grantee

Executed in the presence of: